Exhibit 99.1

RETRANSMISSION: M2i Global, Inc. Appoints Seasoned International Business Executive Anthony Short to its Board of Directors

RENO, NV / ACCESSWIRE / August 1, 2024 / M2i Global, Inc. (“M2i,” the “Company,” “we,” “our” or “us”) (OTCQB:MTWO), a Company specializing in the development and execution of a complete global value supply chain for critical minerals for the U.S. government and U.S. free trade partners, is pleased to announce the appointment of Anthony Short, a seasoned international business executive, to its Board of Directors.

Mr. Short is an experienced public company director with over 30 years in the hard rock mining and oil and gas sectors, both internationally and within Australia. Mr. Short has a demonstrated history of working in the venture capital and private equity industries, and has sound experience in corporate governance in both the public and private sectors. Mr. Short is skilled in investor relations, analytical skills, asset management, management, and corporate development. Additionally, Mr. Short is a strong business development professional and a proven business innovator, with commercial delivery of cutting-edge propriety mining technology developed in conjunction with AusIndustry and the University of Adelaide, South Australia.

Doug Cole, Executive Chairman of M2i, commented, “We are excited to have Anthony join our team and provide international business expertise to our Board of Directors. He has a vast network of relationships covering many critical minerals across the globe and will be influential in delivering guaranteed access to critical minerals and metals for national defense and economic security. We welcome Anthony to our Board of Directors and look forward to working together.”

Anthony Short, stated, “I am excited to join M2i’s Board of Directors, as they have built a strong team and solid platform in order to identify, access and supply critical minerals from around the world. I am enthused for what the future holds for M2i and am thrilled to join the team and add value from my network of relationships.”

Mr. Short has been the Chairman of Reforme Group since 2018 and the company now successfully operates the Frances Creek iron ore mine in the Northern Territory. Reforme, in conjunction with AusIndustry and the University of Adelaide, South Australia, has developed a ‘World-First’ ore sorting technology that allows low grade iron ore to be beneficiated to Direct Shipping Ore (DSO). Reforme holds the propriety technology rights for this beneficiation process and are now in talks with other industry groups who are interested in using this advanced technology to beneficiate their lower grade ore, making it amenable to offshore shipping. Reforme successfully entered into a working partnership with Anglo America in early 2020 which saw the first trial shipment of beneficiated ore leave Darwin Port in June 2021.

Reforme, through their partnership with AusIndustry and the University of Adelaide, are commencing works on their second research and development project which is based on multiple commodity extraction from epithermal polymetallic Au, Ag, Co, Cu deposits. Reforme is a privately owned Australian company which is 30% owned by the Traditional Land Owners. The company provides employment and upskilling opportunities to the local Northern Territory communities.

Additionally, Mr. Short is chairman and founder of the Nova Terra Institute. The Nova Terra Institute (“Nova Terra”) is an Australian research and development institute with a mission to address real-world problems by facilitating a synergistic collaboration between industry, academia, and other likeminded research organizations. By linking advanced science with practical applications, the not-for-profit aims to facilitate the creation of commercially viable solutions that address critical environmental concerns for the betterment of society and the protection of our planet. We foster collaboration and support the innovation efforts of Australian businesses and thought leaders, driving improvements in critical mineral recovery, mine waste rehabilitation, recycling, and renewable energy supplies.

Mr. Short is Chairman of Komodo Capital which is an Australian based, internationally focused corporate finance advisory firm which specializes in mergers and acquisitions. Komodo currently holds mandates with the Company to facilitate transactions in Australia.

Mr. Short holds a Bachelor of Physical Education and a Bachelor in Commerce from the University of Western Australia, a Graduate Diploma of Finance from Curtin University Western Australia.

About M2i Global, Inc. (OTCQB: MTWO)

M2i Global, Inc., through its subsidiary U.S. Minerals and Metals Corp., is an engineering, research, and services firm that brings together people, technology, and solutions from across government, business, not-for-profits, and academia to provide access and availability to critical minerals and metals for the purpose of defense and economic security. We aim to address this compelling need dictated by the evolving global environment predicated in terms of technology, energy, defense, and climate. The Company’s vision and purpose is to develop and execute a complete global value supply chain for critical minerals for the U.S. and its free trade partners and create a strategic mineral reserve in partnership with the U.S. Federal Government. The reality is that the world outside of China faces a significant dearth of critical minerals necessary to fuel its reemergent manufacturing base. This supply problem leads to a very clear economic opportunity for the Company and others to develop these resources and supply this exploding demand over the next decade and beyond.

For more information, please visit: https://www.M2icorp.com

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@M2icorp.com

SOURCE: M2i Global Inc.